EXHIBIT 99.1

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms and that such information is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure.

Pursuant to Rule 13a-15(e) under the Exchange Act, the Company carried out an evaluation, with the participation of the Company’s management, including the Company’s Chief Executive Officer (“CEO”) (the Company's principal executive officer), of the effectiveness of the Company’s disclosure controls and procedures (as defined under Rule 13a-15(e) under the Exchange Act) as of December 31, 2012. Based upon that evaluation, our management concluded that our control over financial reporting and related disclosure controls and procedures reflect a material weakness due to the size and nature of our Company.

Management’s Report on Internal Control over Financial Reporting

Because of its inherent limitations, internal control over financial reporting may not prevent or detect all misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Our management assessed the effectiveness of our internal control over financial reporting as of December 31, 2012. Based on this assessment, management identified the following two material weaknesses that have caused management to conclude that, as of December 31, 2012, our disclosure controls and procedures, and our internal control over financial reporting, were not effective at the reasonable assurance level:

1.
We do not have sufficient segregation of duties within accounting functions, which is a basic internal control. Due to our size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible. However, to the extent possible, the initiation of transactions, the custody of assets and the recording of transactions should be performed by separate individuals. Management evaluated the impact of our failure to have segregation of duties on our assessment of our disclosure controls and procedures and has concluded that the control deficiency that resulted represented a material weakness.

2.
To address this material weaknesses, management performed additional analyses and other procedures to ensure that the financial statements included herein fairly present, in all material respects, our financial position, results of operations and cash flows for the periods presented. Accordingly, we believe that the consolidated financial statements included in this report fairly present, in all material respects, our financial condition, results of operations and cash flows for the periods presented.

This Annual Report does not include an attestation report of our independent registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit us to provide only our management’s report in this Annual Report.

Management has taken steps to remediate the material weakness over our control over financial reporting and related disclosure controls and procedures by implementing the following controls:

1.
While the Company is still small, we now have a full-time employee serving as the Chief Executive Officer. Moreover, the Board of Directors continues to be proactively involved in the management of the business. Thus, risks associated with adequate segregation of duties have been addressed. Also, the skills and capabilities of the team,  as well as ongoing advice and expertise provided by outside advisors gives assurance that our financial reporting is accurate and timely. We have disclosure processes in place to identify transactions and events to be reported, as applicable. Additional internal control enhancements are always taken into consideration and implemented as needed.

2.
During November, 2008, the Company hired a CFO (Robert Miranda of Miranda and Associates) who possesses the needed GAAP accounting and SEC reporting skills necessary to improve our internal controls over financial reporting.

3.
During January, 2009, we appointed the CFO (Robert Miranda) to the board of directors. While the CFO is qualified as an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K, he is not independent and, as such, his role on the board of directors does not meet the independence requirements of Item 407(d)(5)(ii) of Regulation S-K.

4.
During February 2011, we engaged a corporate accountant (Robert Miranda of Miranda and Associates) who had significant SEC financial reporting and accounting experience. This individual assisted with the accounting update for the years ending December 31, 2007, 2008, 2009, and 2010, including preparation of the delinquent quarterly Forms 10Q, This individual is also assisted in the preparation of the 2011 quarterly reports for the periods ended March 31, 2011, June 30, 2011, and September 30, 2011., respectively as well as this Form 10K.

5.	In January of 2012 the Company also hired a full-time CFO (Mr. Mark Biggers) and separated that job from the Audit Committee Chair (Robert Miranda)

6.	In addition, the Company also hired a full-time CEO in January of 2012, thereby separating the role of the CEO and the CFO.

No change in our system of internal control over financial reporting occurred during the period covered by this report, fourth quarter of the fiscal year ended December 31, 2011 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting